NSAR ITEM 77O
January 1, 2003 - June 30, 2003
VK Equity and Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From        shares   underwriting   Purchase

    1          Comcast Corp.    JP Morgan     4,845,000   0.5383     01/07/03
               6.50% due
               01/15/15

    2          International    Salomon       1,150,000   0.1643     03/14/03
               Paper 5.30%      Smith
               due 04/01/15     Barney

    3          General Motors   Merrill Lynch 1,765,000   0.0006     06/26/03
               8.375% due 2033

4          General Motors   Bank of       1,025,000   0.0010     06/26/03
               4.50% due 2006   America


Underwriters for #1:
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Salomon Smith Barney Inc.
ABN AMRO Incorporated
Banc One Capital Markets, Inc.
Barclays Capital Inc.
BNP Paribas Securities Corp.
BNY Capital Markets, Inc.
Dresdner Kleinwort Wasserstein Securities LLC
Deutsche Bank Securities Inc.
Fleet Securities, Inc.
Goldman, Sachs & Co.
The Royal Bank of Scotland plc
Scotia Capital (USA) Inc.


Underwriters for #2:
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
UBS Warburg LLC
ABN AMRO Incorporated
Banc of America Securities LLC
BNP Paribas Securities Corp.
Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Tokyo-Mitsubishi International plc



Underwriters for #3:
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup
Banc of America Securities LLC
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Bank One Capital Markets, Inc.
Deutsche Bank Securities
Bear, Stearns & Co. Inc.
Lehman Brothers
Standard Chartered Bank
BNP Paribas Securities Corp.
SG Cowen
BMO Nesbitt Burns
RBC Capital Markets
TD Securites
WestLB AG
Credit Suisse First Boston
UBS Investment Bank
CIBC World Markets
Scotia Capital
Tokyo-Mitsubishi International plc


Underwriters for #4:
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Mellon Financial Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Scotia Capital (USA) Inc.
Comerica Securities, Inc.
SMBC Securities, Inc.